 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 16, 2026, which appeared in the Expion360, Inc. Annual report on form 10-K relating to the audits of the financial statements as of December 31, 2025 and 2024 and for the periods then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAs, PLLC

The Woodlands, TX

March 26, 2026